                                                                 Exhibit 10.45

                            ILX RESORTS INCORPORATED

                   AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

     1.   PURPOSE.  The purpose of the ILX Resorts Incorporated Amended and Restated Dividend Reinvestment Plan (the "Plan") is to provide eligible persons with a simple, cost-effective, and convenient method of investing cash dividends paid on shares of ILX Resorts Incorporated no par value common stock (the "Common Stock") in additional shares of Common Stock.  ILX Resorts Incorporated is referred to in this Plan as the "Company."

     2.   PLAN ADMINISTRATION.  The Company shall appoint one or more agent(s) (each, an "Agent") to administer the Plan by (i) keeping the necessary account records, (ii) processing the necessary information, (iii) sending the necessary statements of account to "Participants," as defined in SECTION 4, and (iv) performing such other duties as may be necessary to administer the Plan. Subject to the terms of any agreement between the Company and any entity then acting as Agent, the Company reserves the right to appoint one or more additional or substitute entity(ies) to act as the Agent to perform, or to assist the Company or any other Agent in the performance of, the administration of the Plan. The Company's Board of Directors, acting in good faith, shall interpret and regulate the Plan as deemed desirable or necessary in connection with the Plan's operation, and shall adopt such rules and regulations as it deems necessary or appropriate to facilitate the administration of the Plan, which rules and regulations may be adopted without notice to the Participants and shall be binding upon each Participant.  The Board of Directors, in its discretion, may delegate all or part of its authority to interpret and regulate the Plan and to adopt rules and regulations to facilitate the administration of the Plan to one or more officers of the Company as the Board of Directors may authorize from time to time.

     3.   SHARES SUBJECT TO THE PLAN.  On September 21, 2005, the Board of Directors increased the maximum number of shares of Common Stock issuable under the Plan from 300,000 shares to 800,000 shares.  Accordingly, a maximum aggregate of 800,000 shares of Common Stock may be purchased for the accounts of Participants under the Plan.    The Company shall instruct the Agent to purchase shares for the Plan from the Company's authorized but unissued shares or shares purchased by the Agent in privately negotiated transactions.

     4.   ELIGIBILITY TO PARTICIPATE.  Only "record owners" and "beneficial owners" of Common Stock may participate in the Plan. A "record owner" of Common Stock (which means a shareholder who owns shares of Common Stock in his, her, or its own name) may participate directly in the Plan. A "beneficial owner" of Common Stock (which means a shareholder who beneficially owns shares of Common Stock that are registered in a name other than his, her, or its own name, for example, in the name of a broker, bank, or other nominee) may participate in the Plan only if his, her, or its broker, bank, or other nominee in whose name the shares are held, and who is therefore the record owner of the shares, elects to participate in the Plan. If the broker, bank, or other nominee elects to participate in the Plan, the beneficial owner can participate indirectly by coordinating with his, her, or its broker, bank, or other nominee to participate in the Plan on his, her, or its behalf. If a beneficial owner's broker, bank, or other nominee does not elect to participate in the Plan, the beneficial owner can participate only if he, she, or it has his, her, or its shares transferred (a) to a broker, bank, or other nominee that does participate in the Plan, or (b) into his, her, or its own name, thereby becoming a record owner. Those shareholders who have directly or indirectly submitted an authorization form to elect to have dividends reinvested and/or to deposit shares for safekeeping are referred to in this Plan as "Participants."

     5.   PARTICIPATION OPTIONS.  Each eligible shareholder of the Company may elect to become a Participant in the Plan under any one of the following participation options:

               (a)  FULL DIVIDEND REINVESTMENT: The shareholder may have the cash dividends paid on all of his, her, or its shares of Common Stock automatically reinvested in shares of Common Stock.

               (b)  PARTIAL DIVIDEND REINVESTMENT:  The shareholder may have the cash dividends paid on a portion of his, her, or its shares of Common Stock automatically reinvested in shares of Common Stock, while continuing to receive the cash dividends on his, her, or its remaining shares.

               (c)  DIRECT  REGISTRATION  SERVICES:  The shareholder may deposit his, her, or its Common Stock share certificates with the Agent for safekeeping in book entry form, whether or not the shareholder elects to have the cash dividends paid on those shares automatically reinvested in additional shares of Common Stock.

     6.   PARTICIPATION IN THE PLAN.

          6.1  PROCESS TO ENROLL.  Record owners may join the Plan by completing and signing an authorization form and returning it to the Agent. Beneficial owners who wish to join the Plan must instruct their bank, broker, or other nominee to arrange participation in the Plan on the beneficial owner's behalf. Alternatively, a beneficial owner may request that the number of shares the beneficial owner wishes to be enrolled in the Plan be reclassified or reregistered by the bank, broker, or other nominee in whose name they are held of record into the beneficial owner's own name, as record owner, to participate directly in the Plan. Any Participant who returns a properly executed authorization form to the Agent without specifying the number of shares to be included in the Plan will be enrolled as having selected the full dividend reinvestment option described in SECTION 5(a).

          6.2  TIMING OF PARTICIPATION.  Eligible shareholders may join the Plan at any time.  A Participant may change options under the Plan at any time by completing and signing a new authorization form and returning it to the Agent. If the Agent receives a Participant's authorization form on or before the record date for the next declared dividend, the Agent will invest the dividends paid on the Participant's shares in additional shares of Common Stock pursuant to the authorization form. If the Agent receives a Participant's authorization form after the record date for a declared dividend, dividend reinvestment under the Plan will not commence until payment of the next declared dividend.

    7.   DIRECT REGISTRATION SERVICES.  At any time, a shareholder may use the direct registration services ("DRS") program to deposit any Common Stock certificates in the Participant's possession with the Agent for safekeeping. Shareholders that wish to deposit Common Stock certificates under the DRS program must do so pursuant to the Agent's then-current policies and procedures for such program.  To the extent a Participant elects to have dividends reinvested on some or all of the shares deposited under the DRS program, dividends paid on those shares will be reinvested until the Participant sells, transfers or withdraws those shares from the Plan, as set forth in SECTIONS 13.1 and 13.2.

     8.   COSTS ASSOCIATED WITH THE PLAN.  The Company shall pay the fees associated with (a) reinvestment of dividends paid, (b) the annual maintenance of all Participants' accounts; (c) the DRS program; (d) transfer of shares held in the Plan to another person, other than the sale of shares held in the Plan; and (e) issuance of Common Stock share certificates in the Participant's name. Each Participant shall pay (i) fees and commissions incurred upon the sale of shares of Common Stock held in such Participant's account under the Plan, (ii) fees, if any, for copies of such Participant's account statements; and (iii) such other fees that the Company from time to time may designate to be paid by

Participants.  The Company shall have the right to establish service charges or to change service charges in connection with the Plan, provided that the Company shall notify Participants of such charges and any changes that the Company from time to time may establish.

     9.   PURCHASES UNDER THE PLAN.

          9.1  SOURCE OF SHARES. Upon the Company's instruction, the Agent will purchase shares for the Plan from the Company's authorized but unissued shares or in privately negotiated transactions.  If the Company instructs the Agent to make privately negotiated purchases, the Participants will have no authority to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from which purchases may be made.

          9.2  DETERMINATION OF NUMBER OF SHARES TO BE PURCHASED.  The Agent shall reinvest dividends paid on all or only a portion of the shares of Common Stock registered in each Participant's name, in accordance with such Participant's directions given on the authorization form, as well as dividends on shares of Common Stock credited to such Participant's account under the Plan. The Agent shall apply such dividends to the purchase of shares for the account of such Participant.  The number of shares purchased for each Participant under the Plan shall be determined based upon the amount of such Participant's dividend paid (after deducting any required income tax withholding) on the shares the Participant designates to participate in the Plan and the price of the shares of Common Stock the Agent purchases with that dividend.  Each Participant's account shall be credited with that number of shares, including partial shares, equal to the total amount of such Participant's reinvested dividend, divided by the purchase price of the Common Stock, as set forth in SECTION 9.3.

          9.3  PURCHASE PRICE.  The price of the shares purchased from the Company under the Plan shall be the average of the high and low sale prices of the Common Stock on the principal securities exchange or trading market for the Common Stock on the record date for each respective dividend declared or, if no trading in the Common Stock occurs on such date, on the next preceding date on which trading occurred.  The price of shares purchased by the Agent in privately negotiated transactions shall be the weighted average purchase price per share (including all brokerage commissions and other fees) of all shares so purchased with respect to a particular dividend.

          9.4  TIMING OF PURCHASES.  The Agent shall purchase shares acquired from the Company as of the close of business on the "Investment Date," as defined in SECTION 9.5. The Agent shall purchase shares acquired in privately negotiated transactions promptly on or after the Investment Date, but in no event later than five business days after the Investment Date.  Such privately negotiated purchases shall be subject to whatever terms and conditions, including price and delivery, to which the Agent agrees.  Dividend and voting rights on all shares purchased from any source will begin on the settlement date, which normally takes place three business days following the purchase of the shares from the Company or any other source.  For the purpose of making purchases, the Agent shall be entitled to commingle a Participant's funds with those of all other Participants.

          9.5  DEFINITION OF INVESTMENT DATE.  For purposes of this Plan, the "Investment Date" shall be the date on which the Company from time to time pays a declared cash dividend on its Common Stock.

     10.  REPORTS TO PARTICIPANTS.  The Agent shall deliver or cause to be delivered to each Participant that elects to have cash dividends reinvested under the Plan a statement reflecting such Participant's Plan account.  Such statement shall show all amounts invested in such Participant's account under the Plan, the number of shares purchased and their purchase price, and a summary of such Participant's total holdings under the Plan. The Agent shall deliver to a Participant that transfers shares into or out of the Plan under the DRS program but does not authorize reinvestment of dividends on those shares a statement of that activity following each transaction.  The Agent also shall deliver a statement to a Participant indicating the number of shares held for safekeeping under the DRS program at least once each year, even if such Participant had no activity with respect to those shares during the year.  In addition, the Agent shall deliver or cause to be delivered to each Participant the same communications sent to every other holder of Common Stock, including the Company's Annual Report to Shareholders, Notice of Annual Meeting and Proxy Statement, and IRS information.

     11.  PLAN ACCOUNTS. The Agent shall maintain accounts under the Plan in the names in which certificates of the Participants were registered at the time the Participants joined the Plan.  Certificates for whole shares shall be similarly registered when withdrawn from the custody of the Agent.  The Agent shall hold shares deposited and/or purchased under the Plan for the account of each Participant, as custodian for and agent of such Participant.  All shares of Common Stock held under the Plan shall be registered in the name of the Agent's nominee, as the agent of each of the Participants in the Plan.

     12.  CERTIFICATES FOR SHARES OF COMMON STOCK.  The Agent shall issue to a Participant a certificate for any number of whole shares of Common Stock credited to such Participant's account only upon written request from the Participant.  If a Participant requests the Agent to issue a certificate for shares held for reinvestment under the Plan, such Participant's participation in the Plan will not terminate and cash dividends on shares for which the Participant has authorized reinvestment will continue to be reinvested automatically under the Plan unless the Participant delivers a new authorization form to the Agent to change his, her, or its participation in the Plan.  Any shares (including any fractional share) not issued as a share certificate shall continue to be credited to the Participant's account and cash dividends on shares for which the Participant has authorized reinvestment will continue to be reinvested in Common Stock.  The Agent shall not issue certificates for fractional shares held under the Plan under any circumstances.  Neither the Company nor the Agent will be liable for any claim arising out of a failure to issue a certificate on a certain date.

     13.  SALE OR TRANSFER OF SHARES.

          13.1 SALE OF SHARES.  A Participant may request the Agent to sell any number of shares, including fractional shares, held in such Participant's account at any time by giving written instructions to the Agent. The Agent shall sell shares for a Participant on the open market through broker-dealers selected by the Agent in its sole discretion, which broker-dealers may be affiliated with the Agent, and shall forward to the selling Participant a check for the proceeds of the sale, less any commissions and fees associated with the sale. The Agent generally shall make such sales within five business days following receipt of a request for such sale or as soon as otherwise practicable.  The Agent, in its discretion, may (a) aggregate sale requests from more than one Participant and sell shares only in "round lots," and (b) make appropriate arrangements with respect to the sale of shares and/or reinvestment of dividends if it receives instructions to sell some or all of a Participant's shares after a record date but before the related dividend payment date. The Agent may refrain from making sales at any time that the Agent, in its discretion, believes that such sales could disrupt the market for the Common Stock.  No Participant will have the ability to set the price at which shares will be sold.  Neither the Company nor the Agent will be liable for any claim arising out of a failure to sell shares of Common Stock on a certain date or at a specific price.

          13.2 TRANSFER OF SHARES.

               (a)  A Participant may transfer ownership of all or part of the shares held under the Plan to another person, whether by gift, private sale or otherwise, by mailing to the Agent (i) a written request for transfer indicating the name(s) and address(es) of the transferee(s), (ii) a properly completed and executed stock assignment (stock power), with medallion signature guarantee, and (iii) a Form W-9 containing the tax identification number of the transferee(s). The Agent, in its discretion, may make appropriate arrangements with respect to the transfer of shares and/or reinvestment of dividends if it receives instructions to transfer some or all of a Participant's shares after a record date but before the related dividend payment date.

               (b)  Unless the transferees already participate in the Plan, the Agent shall issue a stock certificate for the shares transferred to the transferees and mail information pertaining to the Plan to the transferees. If the transferees already participate in the Plan, the Agent shall credit the transferred shares to the transferees' respective accounts under the Plan. A Participant must transfer a whole number of shares, unless the transfer is to another Participant in the Plan, in which case the Participant may transfer any number of shares, including fractional shares. If a Participant that has elected to have dividends reinvested under the Plan transfers all of the whole shares in his, her, or its Plan account, any remaining fractional share shall remain in the account and dividends on the fractional share shall be invested in Common Stock unless the Participant instructs the Agent to sell the fractional share or the Participant otherwise indicates that he, she, or it wishes to terminate participation in the Plan.

     14.  TERMINATION OF PARTICIPATION.

          14.1 TERMINATION BY THE PARTICIPANT.  A Participant may terminate his, her, or its participation in the Plan at any time by notifying the Agent, in writing. After termination, dividends shall be paid to the shareholder in cash unless and until the shareholder rejoins the Plan, which he, she, or it may do at any time pursuant to the provisions of the Plan. All account owners must sign the termination request.  Based upon the instructions the Participant gives to the Agent, the Agent shall either:

               (a)  issue to the Participant a certificate for whole shares credited to the Participant's account under the Plan and mail the certificate to the Participant, along with a check for the proceeds from the sale of any fractional share remaining in the account, less any commissions and fees associated with the sale; or

               (b)  sell the number of shares the Participant specifies to be sold, plus any fractional share remaining in the account, and mail to the Participant a certificate for the number of whole shares remaining in the account, along with a check for the proceeds from the sale, less any commissions and fees associated with the sale; or

               (c)  sell all of the shares, both whole shares and fractional shares, credited to the Participant's account in the Plan and mail the Participant a check for the proceeds from the sale, less any commissions and fees associated with the sale.

          A notice of termination generally shall be effective when the Agent receives it. If the Participant has authorized dividend reinvestment and the Agent receives the notice near a record date or after a record date and before the related dividend payment date, however, the Agent, in its discretion, may either (a) distribute the dividend to the Participant in cash or (b) reinvest the dividend in additional shares of common stock.  If the Agent reinvests the dividend in additional shares of common stock on the Participant's behalf, the Agent shall process the termination as soon as practicable, but in no event later than five business days after the investment is completed.

          14.2 TERMINATION  BY THE  COMPANY.  The Company reserves the right to terminate any Participant's participation in the Plan, without advance notice to the Participant, if the Participant's account balance is less than one whole share of Common Stock. If the Company terminates a Participant's participation under these circumstances, the Company shall instruct the Agent to sell the fractional share and deliver the proceeds to the Participant.

     15.  STOCK DIVIDENDS, STOCK SPLITS, AND RIGHTS OFFERINGS.  Any shares distributed by the Company as a stock dividend on shares credited to a Participant's account, or upon any split of those shares, shall be credited to such Participant's account and held by the Agent for safekeeping. Stock dividends distributed on shares registered in a shareholder's name that are not held by the Agent under the Plan, as well as shares distributed on account of any split of those shares, shall be deposited to the shareholder's account under the DRS program. In the event of a rights offering, a Participant's entitlement shall be based upon the Participant's total holdings, including shares credited to an account under the Plan.

     16.  VOTING RIGHTS.  The Company shall deliver or cause to be delivered to each Participant a proxy to vote all of the Participant's shares held in the Plan. The shares shall be voted in the manner the Participant directs in his, her, or its proxy. If the Participant does not return a proxy or vote in person at the meeting, such shares will not be voted.

     17.  TAXES.  Each Participant shall be liable for payment of any and all taxes payable with respect to dividends paid on such Participant's Common Stock or any transactions effected by or on behalf of such Participant under the Plan.

     18.  PLAN AMENDMENT OR TERMINATION.  The Company's Board of Directors may, at any time or from time to time, and without action on the part of the Company's shareholders, amend, suspend, modify or terminate the Plan or terminate any Participant's participation in the Plan, provided that any such action shall not have any retroactive effect that would prejudice the interests of a Participant.  The Company shall provide notice to Participants of any material amendment, modification, suspension or termination of the Plan. Upon termination of the Plan, the Agent shall issue a certificate to each Participant for the whole shares credited to such Participant's account under the Plan and shall forward to each Participant a cash payment for any fractional share credited to such Participant's account.

     19.  RESPONSIBILITIES OF THE COMPANY AND THE AGENT. Neither the Company nor the Agent shall be liable for any act the Company or the Agent does in good faith, or for any good faith failure to act, including, without limitation, any claims of liability arising out of (a) the failure to terminate a Participant's account upon his, her, or its death before the Agent receives notice in writing of such death; (b) the prices at which, or terms upon which, shares are purchased or sold for a Participant's account; (c) the times when purchases or sales are made; or (d) the fluctuations in the market value of the Company's Common Stock before, at or after any such purchases or sales can be made. Neither the Company, the Agent, nor any of their respective agents shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted in connection with the Plan, nor shall the Company or the Agent have any duties, responsibilities or liabilities except as expressly set forth in the Plan.

     20.  PLEDGES OF PLAN SHARES. Except as described in SECTIONS 13.1 and 13.2, a Participant may not sell,  pledge, assign, or transfer his, her, or its Plan account and the shares credited to such account, and any attempted pledge or assignment shall be void.

     21.  GENERAL RESTRICTIONS. Notwithstanding any other provision of the Plan, the Company shall have no obligation to offer, issue or sell Common Stock to Participants under the Plan if, at the time of the offer, issuance or sale, any registration statement related to Common Stock offered, issued or sold under the Plan is for any reason not effective or such action would not be in compliance with applicable laws, rules, and regulations. In addition, the Company may elect not to offer or sell Common Stock under the Plan to individuals residing in any jurisdiction or foreign country where, in the Company's judgment, the burden or expense of compliance with applicable blue sky or securities laws or other laws makes such offer or sale impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, shall be paid in cash in the usual manner to such shareholders.

     22.  GOVERNING LAW.  The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

     23.  NOTICES. Any notice, statement or certificate required or permitted to be given by the Company or the Agent under the Plan shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited, postage prepaid, in the United States mail, addressed to the Participant at his, her, or its address as it shall last appear on the Agent's records. Any notice, instruction, request or election that by any provision of the Plan is required or permitted to be given or made by a Participant to the Agent or the Company shall be made in writing.

     24.  USE OF PROCEEDS. When the Company sells authorized but unissued shares under the Plan, the Company will use the proceeds of such sales for general corporate purposes.

     25.  DEFINITION OF "BUSINESS DAY".  For purposes of the Plan, a "business day" is any day except Saturday, Sunday, a Federal Reserve Bank holiday, or a New York Stock Exchange holiday.

     26.  EFFECTIVE DATE OF THE PLAN.  The Plan shall be in effect with respect to each Investment Date that occurs on or after February 24, 2003.